EXHIBIT 21.1

RESOLUTE FOREST PRODUCTS INC.
SUBSIDIARY LISTING
As of December 31, 2017

Name	Jurisdiction of Incorporation
3284649 Nova Scotia Company	Nova Scotia
9192-8515 Québec Inc. (1)	Québec
9340939 Canada Inc.	Canada
9340963 Canada Inc.	Canada
AbiBow Recycling LLC	Delaware
Abitibi Consolidated Europe	Belgium
Abitibi Consolidated Sales LLC	Delaware
AbitibiBowater Canada Inc.	Canada
Accurate Paper Fleet, LLC	Delaware
Accurate Paper Holdings, LLC	Delaware
Atlas Paper Management, LLC	Delaware
Atlas Paper Mills, LLC	Delaware
Atlas Southeast Papers, Inc.	Delaware
Atlas Tissue Holdings, Inc.	Delaware
Augusta Newsprint Holding LLC	Delaware
Bowater Asia Pte. Ltd.	Singapore
Bowater Canada Finance Corporation	Nova Scotia
Bowater Canadian Holdings Incorporated	Nova Scotia
Bowater Canadian Limited	Canada
Bowater LaHave Corporation	Nova Scotia
Bowater Newsprint South LLC	Delaware
Bowater Nuway Mid-States Inc.	Delaware
Bowater S. America Ltda.	Brazil
Bowater South American Holdings Incorporated	Delaware
Bowater-Korea Ltd.	South Korea
Calhoun Newsprint Company	Delaware
Calhoun Note Holdings AT LLC	Delaware
Calhoun Note Holdings TI LLC	Delaware
Donohue Corp.	Delaware
Donohue Malbaie Inc.	Québec
FD Powerco LLC	West Virginia
Fibrek Canada L.P.	Québec
Fibrek Canada ULC	Nova Scotia
Fibrek General Partnership	Québec
Fibrek International Inc.	Canada
Fibrek Recycling U.S. Inc.	Delaware
Fibrek U.S. Inc.	Delaware
Forest Products Mauricie L.P. (1)	Québec
GLPC Residual Management, LLC	Delaware
Lake Superior Forest Products Inc.	Delaware
Resolute FP Augusta LLC	Delaware
Resolute FP Canada Inc.	Canada
Resolute FP Florida Inc.	Delaware
Resolute FP US Inc.	Delaware
Resolute Growth Canada Inc.	Canada
Resolute Growth US LLC	Delaware
RFP Atlas Sales LLC	Delaware
RFPG Holding Inc.	Canada
RFPG L.P.	Québec
SFK Pulp Finco Inc.	Canada
The International Bridge and Terminal Company	Canada/Special Act
Note: Except as otherwise indicated, each of the above entities is a wholly-owned direct or indirect subsidiary of Resolute Forest Products Inc. (“RFP”). The names of certain other direct and indirect subsidiaries of RFP have been omitted from the list above because such unnamed subsidiaries in the aggregate as a single subsidiary would not constitute a significant subsidiary.

(1)	93.2 percent owned.